Exhibit 99.1

1615 Poydras St. ▪ New Orleans, LA 70112	Financial Contact:	Media Contact:
	David P. Joint	William L. Collier
	(504) 582-4203	(504) 582-1750

McMoRan Exploration Co. to Acquire
Gulf of Mexico Shallow Water Shelf Properties from
Plains Exploration & Production Company

NEW ORLEANS, LA, September 20, 2010 – McMoRan Exploration Co. (NYSE: MMR) announced today an agreement to acquire Plains Exploration & Production Company’s (NYSE: PXP) shallow water Gulf of Mexico (GOM) shelf assets for a combination of stock and cash.  Under the terms of the transaction, McMoRan will issue 51 million shares of McMoRan common stock and $75 million in cash to acquire all of PXP’s interests and exploration rights in the shallow waters of the shelf of the GOM.

McMoRan currently owns working interests in substantially all of the properties being acquired.  The properties being acquired include PXP’s 27.7% interest in the significant ultra-deep discovery at Davy Jones, PXP’s 35% interest in Blackbeard West and all of PXP’s interests in deep gas and ultra-deep exploration prospects on the shelf of the GOM, including Blackbeard East which is currently being drilled; PXP’s 30.0% working interest in the multi-well Flatrock field, 47.9% interest in Blueberry Hill and 30.0% working interest in Hurricane Deep.  Independent reserve estimates for the proved reserves being acquired, excluding the significant reserve potential from Davy Jones and recent results from Blueberry Hill, approximated 60 billion cubic feet of natural gas equivalents as of June 30, 2010 and current production rates approximate 45 million cubic feet of natural gas equivalents per day.  The effective date of the transaction will be August 1, 2010.

The transaction will increase McMoRan’s scale of operations on the GOM shelf, consolidate its ownership in core focus areas, expand its participation in future production from its deep gas and ultra-deep exploration and development programs and increase current reserves and production.  In addition, McMoRan will continue to benefit from its positive relationship with PXP through PXP’s significant shareholding position in McMoRan.  PXP will have the right to designate two nominees to McMoRan’s Board of Directors.

James R. Moffett and Richard C. Adkerson, Co-Chairmen of McMoRan said: “We are pleased to announce this important transaction which will enable us to effectively double our participation in our key exploration and production projects in the shallow waters of the GOM.  Our multi-year efforts have enabled us to confirm the presence of hydrocarbons at deeper horizons in the shallow waters of the Gulf, define and de-risk the significant geologic potential of this exciting new exploration frontier and develop substantial expertise in executing our drilling and development program.  We are pleased to have the continued support and confidence of PXP as we work to create asset values and build on our success.”

James C. Flores, Chairman, President and CEO of PXP said: “This transaction is consistent with our objective of restructuring our GOM ownership while enabling our shareholders to continue to participate in the significant potential of these opportunities.  Under Jim Bob Moffett’s leadership, McMoRan has been successful in redefining the potential of the GOM shelf and as a significant shareholder of McMoRan, we look forward to future success and value creation that this consolidated and focused portfolio provides.”

The closing of the acquisition is subject to McMoRan shareholder approval of the issuance of common stock to PXP, as required by New York Stock Exchange (NYSE) rules, the completion of financing transactions, receipt of regulatory approvals and other customary closing conditions.  Closing of the acquisition is expected to occur by year-end 2010.

Below is a summary of the properties and prospects McMoRan is acquiring from PXP, with McMoRan’s current and pro forma interests:

	McMoRan WI/NRI	PXP WI/NRI	Pro Forma WI/NRI
Deep Gas Discoveries
Flatrock (6 producing wells)	25.0/18.8	30.0/22.5	55.0/41.3
Hurricane Deep (2H 2010 re-drill)	25.0/17.7	30.0/21.2	55.0/38.9
Blueberry Hill (completing)	42.9/29.7	47.9/33.1	90.8/62.8
Deep Gas Exploration Prospects
Boudin	37.1/29.4	37.1/29.4	74.2/58.8
Ultra-Deep Discoveries
Blackbeard West	32.3/26.3	35.0/28.5	67.3/54.8
Davy Jones (offset well in-progress)	32.7/25.9	27.7/22.0	60.4/47.9
Ultra-Deep Exploration Acreage
Blackbeard East (drilling in-progress)	38.5/30.7	31.5/25.5	70.0/56.2
Lafitte (expected to spud in 2H 2010)	40.5/32.8	31.5/25.5	72.0/58.3
11 Additional Ultra-Deep Prospects*	40.5/32.9	31.5/25.6	72.0/58.5
Other
Breton Sound	N/A/N/A	Various	Various

*Relative ownership per ultra-deep exploration agreement in 2008; assumes participation by EXXI and Moncrief; actual WI & NRI may    vary pending unitization and parties’ participation on a per prospect basis.

Hanover Advisors advised McMoRan in connection with the PXP transaction.

WEBCAST INFORMATION

Management of McMoRan and PXP will host a conference call for investors at 10:00 a.m. Eastern Time, Monday, September 20, 2010, to discuss the details of the transaction.  The conference call will be broadcast live on the Internet along with slides.  Interested parties may listen to the conference call and view the slides at “www.mcmoran.com”.   A replay of the webcast will be available through Friday, October 8, 2010.

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of oil and natural gas in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area.  Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

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CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that those statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the potential opportunities and benefits presented by the proposed property acquisition, including expectations regarding reserve estimates and production rates, statements about the proposed financing transactions and other statements that are not historical facts. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Important factors that can cause actual results to differ materially from the results anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, variations in the market demand for, and prices of, oil and natural gas, the closing of the property acquisition, the exercise of preferential rights by third parties, the availability of financing on commercially reasonable terms and the closing of such financing transactions, each of which depends on the satisfaction of various closing conditions, including, but not limited to, obtaining shareholder approval of the issuances of securities as required under New York Stock Exchange rules and obtaining regulatory approvals, and other factors described in more detail in Part I, Item 1A. "Risk Factors" included in our 2009 Form 10-K, as updated by our subsequent filings with the SEC. Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, during the quarter, we may make changes to our business plans that could or will affect our results for the quarter. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

ADDITIONAL INFORMATION: In connection with the proposed transaction, McMoRan will file a proxy statement and other documents with the Securities and Exchange Commission (“SEC”).  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These materials (and all other documents filed by McMoRan with the SEC) will be available free of charge at www.mcmoran.com.  Investors and security holders will also be able to obtain the documents (when available) free of charge at the SEC's web site, www.sec.gov.

McMoRan's directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding McMoRan’s directors and officers can be found in its proxy statement filed with the SEC on March 25, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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